UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 30, 2024
CADENCE DESIGN SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-15867	00-0000000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
2655 Seely Avenue, San Jose, California 95134
(Address of Principal Executive Offices) (Zip Code)
(408) 943-1234
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CDNS	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On May 30, 2024, Cadence Design Systems, Inc. (the “Company” or “Cadence”) entered into a $700 million two-year senior unsecured term loan credit facility (the “Facility”) pursuant to a loan agreement (the “Loan Agreement”) with Bank of America, N.A., as a lender and administrative agent, the other lenders party thereto and BofA Securities, Inc., JPMorgan Chase Bank, N.A. and HSBC Bank USA, National Association, as joint lead arrangers and joint bookrunners.
All of the proceeds from the Facility were used to finance the Company’s previously announced acquisition of BETA CAE Systems International AG, a Swiss company limited by shares (together with its subsidiaries, “BETA CAE”).
Amounts outstanding under the Loan Agreement will accrue interest at a rate equal to, at the Company’s option, either (1) Term SOFR (as defined in the Loan Agreement) plus a margin of between 0.875% per annum and 1.375% per annum depending on the Company’s debt rating, plus a credit spread adjustment of 0.10%, or (2) base rate plus a margin of between 0.0% per annum and 0.375% per annum depending on the Company’s debt rating.
The covenants of the Loan Agreement include customary negative covenants that, among other things, restrict the Company’s ability to incur additional indebtedness, grant liens and make certain asset dispositions. In addition, the Loan Agreement contains a financial covenant that requires the Company to maintain a funded debt to Consolidated EBITDA (as defined in the Loan Agreement) ratio not greater than 3.25 to 1, with a step-up to 3.75 to 1 for one year following an acquisition by the Company of at least $250 million that results in a pro forma leverage ratio between 3.00 to 1 and 3.50 to 1. The foregoing description is qualified in its entirety by reference to the Loan Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.
Item 3.02 Unregistered Sales of Equity Securities.
As previously reported, on March 2, 2024, the Company entered into a Share Purchase Agreement (the “Purchase Agreement”) with the shareholders of BETA CAE (collectively, the “Sellers”) to purchase from the Sellers the entire issued share capital of BETA CAE (such transaction, the “Acquisition”).
In connection with completion of the Acquisition on May 30, 2024, Cadence issued an aggregate of 1,740,931 shares of Cadence’s common stock, par value $0.01 per share (the “Stock Consideration”) to the Sellers as partial consideration for the Acquisition.
Cadence issued the Stock Consideration in reliance upon the exemptions from registration afforded by Section 4(a)(2), Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and/or Regulation S promulgated under the Securities Act.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.1	Loan Agreement, dated May 30, 2024, by and among Cadence Design Systems, Inc., Bank of America, N.A. and the other lenders party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: June 3, 2024

CADENCE DESIGN SYSTEMS, INC.

By:	/s/ John M. Wall
John M. Wall
Senior Vice President and Chief Financial Officer